Schedule A
TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund: Transamerica  MS Mid-Cap Growth VP

Security Description: Common Stock

Issuer: Atlassian Corp PLC

Offering Type:  US Registered
(US Registered, Eligible Muni, Eligible Foreign, 144A)


REQUIRED INFORMATION

l.Offering Date

2.Trade Date

3.Unit Price of Offering

4.Price Paid per Unit

5.Years of Issuer's Operations

6.Underwriting Type

7.Underwriting Spread

8.Total Price paid by the Fund

9.Total Size of Offering

10.Total Price Paid by the Fund plus Total Price
Paid for same securities purchased by the same Sub-Adviser for other investment companies

11.Underwriter(s) from whom the Fund
purchased (attach a list of all syndicate members)

12.If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in # 11? ****


ANSWER

1210912015

1210912015

$21.00

$21.00

3+

Firm

$1.155

$1,962,993

$462,000,000

$25,200,000

Goldman Sachs

Yes


APPLICABLE RESTRICTION

None

Must be the same as #1

None

Must not exceed #3

Must be at least three years *

Must be firm

Sub-Adviser determination to be made

None

None

# 10 divided by #9 must not exceed 25%  **

Must not include Sub-Adviser affiliates ***

Must be "Yes" or "N/A"


In Compliance
(Yes/No)

N/A

Yes

N/A

Yes

Yes

Yes

Yes

N/A

N/A

Yes

Yes

Yes

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to Underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the fund's 10f-3 procedures.

	Armistead Nash
	Sub-Adviser


-
*	Not applicable to munis. In the case of munis,
(a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and
(b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid , has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk . With respect to (b), circle (i) or (ii), whichever is met

**	If an eligible Rule I 44A offering, must not
exceed 25% of the total amount of same class sold to QIBs in the Rule l 44A offering
PLUS the an1ount of the offering of the same class in any concurrent public offering

***	For munis purchased from syndicate manager, check box
to confirm that the purchase was not designated as a group sale. [   ]
****	The Sub-Adviser 's affiliate cannot receive any credit for
the securities purchased on behalf of the Fund.



Last revised 1/12/2010